Exhibit 99.1

Date	December 22, 2020

Contacts	Investors: Ed Yuen, ir@eose.com Media: James McCusker, media@eose.com

Pages	2

Eos Energy Secures Contract to provide Safe, Sustainable Storage to California Hospital

December 22, 2020

EDISON, N.J.— Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading manufacturer of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced it has a firm order from Charge Bliss, Inc. (“CBI”), a renewable energy microgrid developer/builder, to provide a critical care hospital with 2 MW of energy storage using its Znyth® battery. The deal is valued at $2 million.

“We are proud to collaborate with Charge Bliss to provide safe and reliable storage for a hospital micro grid application,” said Dr. Balki Iyer, Chief Commercial Officer of Eos. “Our Znyth® battery technology is optimized for long duration storage, which is experiencing tremendous growth and rapid adoption. We hope this installation can serve as a model for other facilities with similar energy needs.”

Eos will provide this groundbreaking project with up to 2 MW of continuous power delivery upon installation, which is scheduled to take place in the second quarter of 2021. The project agreement comes after Eos recently announced that it increased its projected pipeline by 30 percent in a 30-day period, as a result of increased demand for long duration storage (>4 hours of discharge).

“Our microgrid systems are engineered to supply clean energy while reducing peak demand,” said Jon Harding, Chief Operating Officer of CBI. “Together with Eos we believe we can mitigate the risk of a power supply disruption at a facility that is absolutely critical to the community it serves. Eos is an exceptional partner and has helped us craft a cost-effective, technically superior solution for this exciting project.”

CBI is engineering the first microgrid to be interconnected with the essential power supply of a California hospital, which is designed to support continuous facility operations including during grid outages. This project is funded, in part, through a more than $8 million grant from the California Energy Commission.

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable — and manufactured in the U.S. — it's the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

About Charge Bliss

Charge Bliss was organized in 2011 to combine intelligent technologies for building energy management with electric vehicle charging. By integrating optimal renewable energy components and energy storage systems, Charge Bliss strives to simultaneously lower the business and facilities’ energy costs significantly while providing ancillary benefits such as clean, efficient, and resilient power. Working with diverse stakeholders including utilities, business owners, interest groups, and industry leaders, Charge Bliss has developed a unique and comprehensive approach to renewable energy microgrids that is scalable for nearly all sizes of business.

Forward-Looking Statements

This press release includes certain statements that may constitute "forward-looking statements" for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the future financial performance of Eos; Eos’s plans for expansion and acquisitions; and changes in Eos's strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties' views as of any subsequent date, and Eos does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Eos; (2) the ability to maintain the listing of Eos’s shares of common stock on NASDAQ; (3) the ability of Eos’s business to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) changes in applicable laws or regulations; (5) the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in the Prospectus included as part of the Registration Statement on Form S-1 filed by Eos with the Securities and Exchange Commission (“SEC”) on December 10, 2020, Registration No.333-251243, including those under the heading "Risk Factors" therein, and other factors identified in Eos’s prior and future SEC filings with the SEC, available at www.sec.gov.